Exhibit 10.23

AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN

RICHARD B. BOYER AND EXCHANGE UNDERWRITERS, INC.

WHEREAS, Richard B. Boyer (the “Executive”) entered into an employment agreement with Exchange Underwriters, Inc., a fully owned subsidiary of First Federal Savings Bank, effective June 1, 2008 (the “Employment Agreement”); and

WHEREAS, the Board of Directors of Exchange Underwriters, Inc. has resolved to amend the Employment Agreement effective April 1, 2010, to reflect an adjustment in the Executive’s annual base salary; and

WHEREAS, the Employment Agreement was further amended to provide that modifications to Executive’s base salary in the future will not require an amendment to the Employment Agreement.

NOW, THEREFORE, the Executive and Exchange Underwriters, Inc. hereby consent to the following:

Effective April 1, 2010, Section 4 of the Employment Agreement shall be deleted in its entirety and replaced with the following new Section 4:

“Exchange agrees to pay Executive an annual salary of $167,500, payable in accordance with the customary payroll practices of Exchange. The Executive’s annual salary, as the same may be modified from time to time, is referred to in this Agreement as the “Base Salary.””

ATTEST:	EXCHANGE UNDERWRITERS, INC.

/s/ Diane Merrick	/s/ John J. LaCarte

/s/ Richard B. Boyer
Richard B. Boyer